Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information was prepared to give effect to the completed Vet Merger and the completed Okapi Acquisition. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2013 gives effect to the Vet Merger and the Okapi Acquisition as if each occurred on January 1, 2013. The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2014 gives effect to the Okapi Acquisition as if it occurred on January 1, 2013. The unaudited pro forma consolidated financial information is derived from the audited historical financial statements of Aratana and Okapi as of and for the year ended December 31, 2013, the audited historical financial statements of Vet Therapeutics as of and for the nine months ended September 30, 2013, the unaudited historical financial statements of Vet Therapeutics as of October 15, 2013 and for the period from October 1, 2013 through October 15, 2013, the unaudited historical financial statements of Okapi as of January 6, 2014 and for the period from January 1, 2014 through January 6, 2014, and the unaudited historical financial statements of Aratana as of and for the three months ended March 31, 2014.

The unaudited pro forma consolidated financial information was prepared in accordance with the rules and regulations of the Securities and Exchange Commission (SEC) and should not be considered indicative of the results of operations that would have occurred if the Vet Merger and Okapi Acquisition had occurred on the date indicated, nor are they indicative of the future consolidated results of operations of Aratana, Vet Therapeutics and Okapi following completion of the Vet Merger and Okapi Acquisition. The unaudited pro forma consolidated financial information does not reflect the potential realization of cost savings, restructuring or other costs relating to the integration of Vet Therapeutics and Okapi. The historical consolidated financial statements of each of Aratana, Vet Therapeutics and Okapi have been adjusted in the unaudited pro forma consolidated financial information to give effect to pro forma events that are (1) directly attributable to the Vet Merger and the Okapi Acquisition, (2) factually supportable and (3) expected to have a continuing impact on the consolidated results. No unaudited pro forma consolidated balance sheet has been presented, as the Vet Merger and Okapi Acquisition have already been reflected in the Company’s historical consolidated balance sheet as of March 31, 2014.

The unaudited pro forma consolidated financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of Aratana’s purchase accounting assessments may result in changes to the valuation of assets acquired and liabilities assumed, particularly in regards to indefinite and definite-lived intangible assets and deferred tax assets and liabilities, as well as the estimated fair value of purchase consideration transferred to the sellers of Vet Therapeutics or Okapi, which could be material. We will finalize the purchase price allocations as soon as practicable within the measurement period in accordance with Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”), but in no event later than one year from October 15, 2013, the Vet Merger date, with respect to the Vet Merger, and January 6, 2014, the Okapi Acquisition date, with respect to the Okapi Acquisition.

The unaudited pro forma consolidated financial information should be read in conjunction with the accompanying notes hereto. In addition, the unaudited pro forma consolidated financial information was based on and should be read in conjunction with the following:

•	Aratana’s historical audited financial statements and related notes thereto as of and for the year ended December 31, 2013 contained in its Annual Report on Form 10-K filed with the SEC on March 26, 2014;

•	Aratana’s historical unaudited financial statements and related notes thereto as of and for the three months ended March 31, 2014 contained in its Quarterly Report on Form 10-Q filed with the SEC on May 15, 2014;

•	Vet Therapeutics’ historical audited financial statements and related notes thereto as of and for the nine months ended September 30, 3013 filed as Exhibit 99.1 of Aratana’s Form 8-K/A filed with the SEC on December 23, 2013; and

•	Okapi’s historical audited financial statements and related notes thereto as of and for the year ended December 31, 2013, which are included in this Form 8-K as Exhibit 99.1.

ARATANA THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2014

(In thousands, except share and per share amounts)

	HISTORICAL		OKAPI PRO FORMA ADJUSTMENTS	NOTE 4	PRO FORMA CONSOLIDATED
	Three Months Ended March 31, 2014 ARATANA	Period From January 1, 2014 Through January 6, 2014 OKAPI
Revenues:
Licensing and collaboration revenue	$176	$—	$—		$176

Total revenues	176	—	—		176
Costs and expenses:
Royalty expense	18	—	—		18
Research and development	3,572	89	—		3,661
General and administrative	4,612	57	(479)	(B)	4,190
In-process research and development	657	—	—		657
Amortization of acquired intangible assets	539	—	—		539

Total costs and expenses	9,398	146	(479)		9,065

Loss from operations	(9,222)	(146)	479		(8,889)

Other income (expense)
Interest income	14	—	—		14
Interest expense	(328)	(3)	(12)	(D)	(343)
Other income (expense)	(243)	—	—		(243)

Total other income (expense)	(557)	(3)	(12)		(572)

Loss before incomes taxes	(9,779)	(149)	467		(9,461)
Income tax benefit	627	—	(108)	(E)	519

Net loss	$(9,152)	$(149)	$359		$(8,942)

Net loss per share, basic and diluted	$(0.34)				$(0.33)

Weighted average shares outstanding, basic and diluted	26,765,565				26,765,565

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ARATANA THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

(In thousands, except share and per share amounts)

	HISTORICAL				VET THERAPEUTICS PRO FORMA ADJUSTMENTS	NOTE 3	OKAPI PRO FORMA ADJUSTMENTS	NOTE 4	PRO FORMA CONSOLIDATED
	Year Ended December 31, 2013 ARATANA	Nine Months Ended September 30, 2013 VET THERAPEUTICS	Period From October 1, 2013 through October 15, 2013 VET THERAPEUTICS	Year Ended December 31, 2013 OKAPI
Revenues:
Licensing and collaboration revenue	$15	$1,440	$—	$834	$—		$—		$2,289
Product sales	108	157	—	16	—		—		281

Total revenues	123	1,597	—	850	—		—		2,570
Costs and expenses:
Cost of product sales	108	137	—	13	—		—		258
Royalty expense	1	70	—	—	—		—		71
Research and development	10,925	1,350	—	2,573	—		73	(A)	14,921
General and administrative	8,572	360	3	947	(1,369)	(A)	(86)	(A)(B)	8,427
Depreciation of property and equipment	—	—	—	104	—		(104)	(A)	—
Amortization of acquired intangible assets	380	—	—	158	1,442	(B)	(158)	(C)	1,822

Total costs and expenses	19,986	1,917	3	3,795	73		(275)		25,499

Loss from operations	(19,863)	(320)	(3)	(2,945)	(73)		275		(22,929)

Other income (expense)
Interest income	75	4	—	3	—		—		82
Interest expense	(432)	(87)	(5)	(175)	(499)	(C)	(853)	(D)	(2,051)
Other income (expense)	478	—	—	19	—		—		497

Total other income (expense)	121	(83)	(5)	(153)	(499)		(853)		(1,472)

Loss before income taxes	$(19,742)	$(403)	$(8)	$(3,098)	$(572)		$(578)		(24,401)
Income tax benefit	15,455	—	—	—	373	(D)	1,249	(E)	17,077

Net loss	$(4,287)	$(403)	$(8)	$(3,098)	$(199)		$671		$(7,324)

Net loss per share, basic and diluted	$(0.39)								$(0.58)

Weighted average shares outstanding, basic and diluted	11,059,382				1,468,790	(E)			12,528,172

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

1. Description of Transactions

Acquisition of Vet Therapeutics, Inc.

On October 15, 2013, Aratana Therapeutics, Inc. (“Aratana,” the “Company”) acquired Vet Therapeutics, Inc. (“Vet Therapeutics”) pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated October 13, 2013, by and among Vet Therapeutics, Aratana, Jayhawk Acquisition Corporation, a wholly owned subsidiary of Aratana (“Merger Sub”), and Jeffrey Miles, as the stockholders’ representative. In connection with the consummation of the transactions contemplated by the Merger Agreement, Merger Sub merged with and into Vet Therapeutics, and Vet Therapeutics survived as a wholly owned subsidiary of Aratana (the “Vet Merger”).

Under the terms of the Merger Agreement, Aratana agreed to pay to the former stockholders of Vet Therapeutics aggregate merger consideration, subject to post-closing working capital adjustments, of (i) $30,000 in cash (the “Vet Cash Consideration”), (ii) 625,000 shares (the “Merger Shares”) of Aratana’s common stock, which had a fair value of $14,700, and (iii) a promissory note in the principal amount of $3,000 with a maturity date of December 31, 2014. The Company funded cash consideration with the proceeds from a $19,750 private placement of 1,234,375 shares of its common stock (the “Private Placement Shares), $10,000 in borrowings from its amended credit facility and available cash on hand. The promissory note bore interest at a rate of 7% per annum, payable quarterly in arrears, and was subject to prepayment in the event of specified equity financings by Aratana. Aratana also agreed to pay up to $5,000 in contingent cash consideration in connection with the achievement of certain regulatory and manufacturing milestones for Vet Therapeutics’ B-cell lymphoma product. During the three months ended March 31, 2014, the promissory note and accrued interest was paid in cash in the amount of $3,020.

Acquisition of Okapi Sciences N.V.

On January 6, 2014, Aratana acquired all of the outstanding shares of capital stock of Okapi Sciences N.V. (“Okapi”) pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”), dated January 6, 2014, by and among Aratana, Wildcat Acquisition BVBA, a wholly owned subsidiary of Aratana, the holders of all of the outstanding capital stock of Okapi (collectively, the “Sellers”) and Thuja Capital Healthcare Fund BV, as the Sellers’ representative (the “Okapi Acquisition”).

Under the terms of the Purchase Agreement, in consideration for all of the outstanding capital stock of Okapi, Aratana (i) paid €10,277 in cash (the “Okapi Cash Consideration”) at the closing, subject to a post-closing working capital adjustment, (ii) issued a promissory note, in the principal amount of € 11,000, which bore interest at a rate of 7% per annum, payable quarterly in arrears, with a maturity date of December 31, 2014, subject to mandatory prepayment in the event of a specified future equity financing by Aratana, and (iii) agreed to pay up to an additional $16,308 on or prior to April 7, 2014, subject to mandatory prepayment in cash in the event of a specified future equity financing, provided that if not paid in cash by April 7, 2014, payment shall be made in the form of shares of Aratana common stock based on the average closing price of Aratana’s common stock during the 10-trading day period ending April 4, 2014, subject to a maximum of 1,060,740 shares and a minimum of 707,160 shares. Pursuant to the terms of the Purchase Agreement, Aratana agreed to file a registration statement with the SEC to register for resale any shares of common stock issued as described in (iii) above. During the three months ended March 31, 2014 the promissory note and accrued interest was paid in cash in the amount of $15,158. Also, the contingent consideration was settled in cash in the amount of $15,235.

2. Basis of Unaudited Pro Forma Presentation

The unaudited pro forma consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the SEC, and present the pro forma results of operations of the combined companies based upon the historical financial statements of Aratana, Vet Therapeutics and Okapi, including:

•	The audited historical financial statements of Aratana as of and for the year ended December 31, 2013;

•	The unaudited historical financial statements of Aratana as of and for the three months ended March 31, 2014;

•	The audited historical financial statements of Vet Therapeutics as of and for the nine months ended September 30, 2013;

•	The unaudited historical financial statements of Vet Therapeutics as of October 15, 2013 and for the period from October 1, 2013 through October 15, 2013;

•	The audited historical financial statements of Okapi as of and for the year ended December 31, 2013; and

•	The unaudited financial statements of Okapi as of January 6, 2014 and for the period from January 1, 2014 through January 6, 2014.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2013 gives effect to the Vet Merger and Okapi Acquisition as if each occurred on January 1, 2013. The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2014 gives effect to the Okapi Acquisition as if it occurred on January 1, 2013. The historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Vet Merger and Okapi Acquisition, (2) factually supportable and (3) expected to have a continuing impact on the consolidated results.

The Euro-denominated historical statements of operations of Okapi for year ended December 31, 2013 and for the period from January 1, 2014 through January 6, 2014 have been converted into U.S. dollars using exchange rates of $1.3637 = € 1.00 and $1.3281 = € 1.00, respectively, which represent the average U.S. dollar to Euro exchange rate for each of the respective periods.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the Vet Merger and the Okapi Acquisition occurred as of the dates indicated above or the results that may be attained in the future.

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

3. Vet Therapeutics Pro Forma Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma consolidated financial information related to the Vet Merger:

Unaudited Pro Forma Consolidated Statements of Operations

Adjustments to the unaudited pro forma consolidated statements of operations for the year ended December 31, 2013 were as follows:

(A)	General and administrative— The Company recorded an adjustment to reflect a reduction $1,369 to general and administrative expense for the year ended December 31, 2013 to eliminate the advisory, legal and accounting expenses incurred as a result of the Vet Merger, which are not expected to have a continuing impact on results of operations.

(B)	Amortization of acquired intangible assets— The Company recorded an adjustment of $1,442 for the year ended December 31, 2013 to reflect the amortization of intangible assets acquired in the Vet Merger.

The following table sets forth the components of the identifiable intangible assets acquired by drug program and their estimated useful lives as of the date of Vet Merger:

	FAIR VALUE	USEFUL LIFE
AT-004 (Antibody for B-cell lymphoma)	$36,440	20 years
AT-005 (Antibody for T-cell lymphoma)	10,080	20 years

Total intangible assets subject to amortization	$46,520

For the B-cell technology, the Company will recognize straight-line amortization expense over the estimated useful life of the asset. The Company will not amortize the asset related to the T-cell technology until commercialization has been achieved. The T-cell technology received a conditional license in early 2014, and the Company began to amortize the T-cell technology.

Preliminary estimated amortization expense related to the B-cell technology, based upon the Company’s acquired intangible asset as of January 1 2013, is as follows:

YEAR ENDING DECEMBER 31,
2013	$1,822
2014	1,822
2015	1,822
2016	1,822
2017	1,822
Thereafter	27,330

Total	$36,440

(C)	Interest expense— The Company recorded an adjustment of $426 for the year ended December 31, 2013 to reflect the interest expense on outstanding principal balance under the credit facility and the amortization of the debt discount associated with the credit facility. The credit facility bears interest at a rate of the greater of (i) 2.25% plus the prime rate or (ii) 5.5%. To calculate the interest expense above, the Company assumed an interest rate of 5.5%, which was the interest rate applicable to the credit facility on the Vet Merger date. A 1/8th percent increase in this rate would result in an increase to the above noted interest expense by approximately $10 for the year ended December 31, 2013.

The Company recorded an adjustment of $165 for the year ended December 31, 2013 to reflect the interest expense associated with the promissory note issued to former Vet Therapeutics shareholders in conjunction with the Vet Merger. The promissory note bore interest at a rate of 7%, which the Company used to calculate the interest expense above.

The Company recorded an adjustment of $92 for the year ended December 31, 2013 to eliminate interest expense related to outstanding Vet Therapeutics convertible notes payable that were converted into Vet Therapeutics Series A preferred stock prior to close of the Vet Merger, which is assumed to have occurred as of January 1, 2013.

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

3. Vet Therapeutics Pro Forma Adjustments (continued)

Unaudited Pro Forma Consolidated Statements of Operations (continued)

(D)	Income tax benefit— The Company recorded an adjustment of $217 for the year ended December 31, 2013 to reflect the tax impact of the pro forma adjustments above using an estimated blended U.S. federal and state tax rate of 38.0%.

The basis differences in acquired assets and liabilities results in positive sources of income in the future for Vet Therapeutics. As a result, the Company recorded adjustments of $156 to reflect the income tax benefit arising from Vet Therapeutics’ historical pre-tax losses for the period from January 1, 2013 through October 16, 2013 using an estimated blended U.S. federal and state tax rate of 38.0%.

(E)	Weighted average shares outstanding basic and diluted— The weighted average shares outstanding used to compute basic and diluted net loss per share for the year ended December 31, 2013 have been adjusted to give effect to the issuance of 624,997 Merger Shares and 1,234,375 Private Placement Shares as if such issuances had occurred on January 1, 2013.

The above consolidated statement of operations for the year ended December 31, 2013 does not include an adjustment related to an increase to costs of goods sold of $32 related to the fair value adjustment to Vet Therapeutics’ inventory acquired as part of the Vet Merger as this adjustment is considered to be non-recurring in nature.

4. Okapi Pro Forma Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma consolidated financial information related to the Okapi Acquisition:

Unaudited Pro Forma Consolidated Statements of Operations

Adjustments to the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2014 and year ended December 31, 2013, respectively, were as follows:

(A)	Conforming adjustments— The Company recorded a decrease of $104 to depreciation expense and increases of $73 and $31 to research and development expense and general and administrative expense, respectively, for the year ended December 31, 2013 to conform to the presentation of depreciation expense in the unaudited pro forma statement to be consistent with the Company’s presentation, which allocates depreciation expense to its functional areas.

(B)	General and administrative— The Company recorded adjustments to reflect a reduction of $479 and $117 to general and administrative expense for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively, to eliminate the advisory, legal and accounting expenses incurred as a result of the Okapi Acquisition, which are not expected to have a continuing impact on results of operations.

(C)	Amortization of acquired intangible assets— The Company recorded an adjustments of $158 to reduce amortization expense for the year ended December 31, 2013 to eliminate the historical amortization of Okapi’s intangible assets, which were recorded at fair value by the Company as a result of the Okapi Acquisition. The Company will not amortize the intangible assets acquired in connection with the Okapi Acquisition until commercialization of each program has been achieved.

(D)	Interest expense— The Company recorded adjustments of $15 and $1,023 for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively, to reflect the interest expense associated with the promissory note issued to former Okapi shareholders in conjunction with the Okapi Acquisition. The promissory note bore interest at a rate of 7%, which is the rate the Company used to calculate the interest expense above. The Euro-denominated interest expense during the three months ended March 31, 2014 and for the year ended December 31, 2013 has been converted into U.S. dollars using exchange rates of $1.3637 = €1.00 and $1.3281 = €1.00, respectively, which represent the average U.S. dollar to Euro exchange rate for each of the respective periods.

The Company recorded adjustments to reflect reductions of interest expense of $3 and $170 for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively, to eliminate interest expense related to outstanding Okapi loans that were converted into Okapi Sciences Series A preferred stock prior to close of the Okapi Acquisition.

(E)	Income tax benefit— The Company recorded adjustments of $(159) and $196 for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively, to reflect the tax impact of the pro forma adjustments above using the Belgian statutory tax rate of 33.99%.

The basis differences in acquired assets and liabilities result in positive sources of income in the future for Okapi. As a result, the Company recorded adjustments of $51 and $1,053 to reflect the income tax benefit resulting from Okapi’s historical pre-tax losses for the period from January 1, 2014 through January 6, 2014 and the year ended December 31, 2013, respectively, using the Belgian statutory tax rate of 33.99%.

The above pro forma consolidated statement of operations for the year ended December 31, 2013 does not include an adjustment related to $479 of transaction costs incurred by the Company subsequent to December 31, 2013 as these costs are considered non-recurring in nature.